FOR IMMEDIATE RELEASE	COMPANY CONTACT: Michael Hershberger
May 2, 2018	Chief Financial Officer
(813) 397-1187
mhershberger@hiiquote.com

Health Insurance Innovations, Inc. Reports First Quarter 2018

Financial and Operating Results

Revenues of $67.8 million, up 21.3% YOY

Record Policies in Force totaled approximately 383,200, up 11.1% YOY

GAAP Diluted Earnings per Share of $0.33, down 43.1% YOY

Record Adjusted Earnings per Share of $0.52, up 44.4% YOY

Tampa, FL— May 2, 2018 — (GLOBE NEWSWIRE) — Health Insurance Innovations, Inc. (NASDAQ:HIIQ), a leading cloud-based technology platform and distributor of affordable individual and family health insurance and supplemental plans, today announced financial results for the first quarter ended March 31, 2018. The Company will host a live conference call on Thursday, May 3, 2018, at 8:30 A.M. EST.

First Quarter 2018 Financial Highlights

●	Revenue was $67.8 million, compared to $55.9 million in the first quarter of 2017, an increase of 21.3%.

●	Total collections from members (premium equivalents) of $105.0 million compared to $90.9 million in the first quarter of 2017, an increase of 15.5%.

●	Net income was $6.0 million, compared to $8.5 million in the first quarter of 2017, a decrease of 29.4%. Drivers include higher stock-based compensation in the first quarter of 2018 and a one-time tax benefit in the first quarter of 2017.

●	Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was $11.9 million, compared to $9.7 million in the first quarter of 2017, an increase of 22.7%.

●	GAAP diluted earnings per share was $0.33, compared to $0.58 in the first quarter of 2017, a decrease of 43.1%. Drivers are consistent with change in net income.

●	Record adjusted earnings per share, also referred to as adjusted net income per share, or adjusted EPS, was $0.52 compared to $0.36 in the first quarter of 2017, an increase of 44.4%.

●	Record policies in force as of March 31, 2018, totaled approximately 383,200, compared to 345,000 in the first quarter of 2017, an increase of 11.1%.

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Premium equivalents, adjusted EBITDA, and adjusted EPS are non-GAAP financial measures. See the reconciliations of these measures to their respective most directly comparable GAAP measure included within this press release.

2018 Full Year Guidance

The Company reaffirms its annual guidance of revenue for 2018 to be between $290 million and $300 million or grow approximately 15% to 20% year-over-year, adjusted EBITDA to be between $54 million and $57 million or grow approximately 20% to 25% year-over-year and adjusted EPS to be between $2.45 and $2.55 or grow approximately 48% to 55% year-over-year. These guidance numbers are based on the Company’s current method of accounting for revenue. As an emerging growth company, it will be adopting the revised revenue recognition standard, known as ASC 606, in the fourth quarter of 2018.

“Following a Q4 of 2017 that exceeded all expectations due to the shortened open enrollment period, the first quarter of 2018 has performed as expected, and we have record policies in force coupled with an outstanding compliance performance. As our market continues to evolve our first quarter provides an excellent foundation for the launch of our next generation of technology and the rest of 2018.” said Gavin Southwell, HIIQ’s Chief Executive Officer and President.

First Quarter 2018 Financial Discussion

First quarter revenues of $67.8 million increased 21.3%, compared to the first quarter in 2017, driven by an increase in policies in force, favorable commission margins, and improved discount benefit plan offerings.

Total selling, general & administrative expense (“SG&A”) was $16.2 million (23.9% of revenues) in the first quarter of 2018, compared to $15.3 million (27.4% of revenues) in the same period in 2017. Core SG&A, defined as total SG&A adjusted for stock-based compensation, transaction costs, severance, restructuring and other costs, and marketing leads and advertising expense, was $11.0 million (16.2% of revenues) in the first quarter of 2018, compared to $9.8 million (17.5% of revenues) in the same period in 2017. A reconciliation of Core SG&A to SG&A is included within this press release.

Net income was $6.0 million in the first quarter of 2018, compared to $8.5 million in the same period in 2017, a decrease of 29.4%. First quarter 2017 included a one-time approximate $3.3 million tax benefit related to the early adoption of an accounting policy related to share-based payment transactions. Additionally, stock-based compensation was $1.8 million higher in the first quarter of 2018 as compared to the prior year period. EBITDA was $8.9 million in the first quarter of 2018, compared to $8.0 million in the same period in 2017, an increase of 11.3%.

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Adjusted EBITDA was $11.9 million in the first quarter of 2018, an increase of 22.7% compared to $9.7 million in the same period in 2017. Adjusted EBITDA as a percentage of revenue was 17.6% in the first quarter of 2018, compared to 17.4% in the same period in 2017. Adjusted EBITDA is calculated by taking EBITDA and adjusting for non-cash items such as stock-based compensation and items that are not part of regular operating activities, including tax receivable adjustments, severance, restructuring, and acquisition costs. A reconciliation of net income to EBITDA and adjusted EBITDA for the first quarter of 2018 and 2017 is included within this press release.

GAAP diluted EPS for the first quarter of 2018 was $0.33, compared to $0.58 in the same period in 2017. First quarter 2017 GAAP diluted EPS included a benefit that resulted from the above-described early adoption of an accounting policy related to share-based payment transactions. Additionally, the higher stock-based compensation in the first quarter of 2018 had an unfavorable impact on GAAP diluted EPS.

Adjusted EPS for the first quarter of 2018 was $0.52, compared to $0.36 in 2017. The increase in Adjusted EPS was driven by revenue from greater policies in force as well as a lower pro-forma statutory tax rate of 24%, compared to 38% used in the prior period. A reconciliation of net income to adjusted net income per share is included within this press release.

The Company makes advances to distributors based on actual sales. These advanced commissions assist distributors with working capital. The Company recovers advances on an ongoing basis from future commissions on premiums, which are collected over the period in which policies renew. At March 31, 2018, the short- and long-term advanced commission balance was $38.1 million, a $1.4 million decrease from the December 31, 2017 year-end balance of $39.5 million.

Cash and cash equivalents as of March 31, 2018 totaled $41.9 million, an increase of $1.0 million from the December 31, 2017 year-end balance. The Company reclassified in-transit credit card and ACH receipts previously included in accounts receivable, net, prepaid expenses and other current assets on the balance sheet to cash and cash equivalents. The change resulted in a $1.6 million increase in cash and cash equivalents at the beginning of the first quarter 2018 and a $2.4 million increase to cash and cash equivalents at the end of the period.

Regulatory Update

As previously disclosed, the Company is the subject of a multistate market conduct examination. The Company has been cooperating with all regulatory inquiries and as of May 2, 2018, no findings of any sort have been formally or informally communicated to the Company by the examiners.

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Conference Call and Webcast

The Company will host an earnings conference call on May 3, 2018 at 8:30 A.M. Eastern time. All interested parties can join the call by dialing (877) 407-9039 or (201) 689-8470; the conference ID is 13679140. A webcast of the call may be accessed in the Investor Relations section of Health Insurance Innovations’ website at http://investor.hiiquote.com/events.cfm. An archive of the call will be available for 30 days through the same website.

About Health Insurance Innovations, Inc. (HIIQ)

HIIQ is a market leading cloud-based technology platform and distributor of innovative health insurance products that are affordable and meet the consumer’s needs. HIIQ helps develop insurance products through our relationships with best-in-class insurance companies and markets them via its broad distribution network of third party licensed insurance agents across the nation, its call center network and its unique online capability. Additional information about HIIQ can be found at HiiQuote.com. HIIQ’s Consumer Division includes AgileHealthInsurance.com, a website for researching, comparing and purchasing short-term health insurance products online and HealthPocket.com, a free website that compares and ranks all health insurance plans, and uses objective data to publish unbiased health insurance market analyses and other consumer advocacy research.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on HIIQ’s current assumptions, expectations and beliefs are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for products offered through our platform, state regulatory oversight and examinations of us and our carriers and distributors, legal and regulatory compliance by our carriers and distributors, the amount of commissions paid to us or changes in health insurance plan pricing practices, competition, changes and developments in the United States health insurance system and laws, and HIIQ’s ability to adapt to them, the ability to maintain and enhance our name recognition, difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements will be discussed in HIIQ’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as well as other documents that may be filed by HIIQ from time to time with the Securities and Exchange Commission, which are available at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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Non-GAAP Financial Information

To supplement HIIQ’s financial information presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, HIIQ presents certain financial measures that are not prepared in accordance with GAAP, including premium equivalents, adjusted EBITDA, adjusted EPS, and Core SG&A. These non-GAAP financial measures, which are defined below, should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

HIIQ is presenting these non-GAAP financial measures to assist investors in seeing HIIQ’s operating results through the eyes of management and because HIIQ believes that these measures provide a useful tool for investors to use in assessing HIIQ’s operating performance against prior period operating results and against business objectives. HIIQ uses the non-GAAP financial measures in evaluating its operating results and for financial and operational decision-making purposes.

The accompanying tables provide more detail on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Balance Sheets

($ in thousands, except share and per share data)

	March 31, 2018	December 31, 2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$41,926	$40,907
Restricted cash	15,385	14,920
Accounts receivable, net, prepaid expenses and other current assets	1,979	2,227
Advanced commissions, net	37,061	39,549
Income taxes receivable	633	—
Total current assets	96,984	97,603
Property and equipment, net	5,578	5,408
Goodwill	41,076	41,076
Intangible assets, net	5,478	5,942
Deferred tax assets	14,698	14,960
Other assets	1,098	96
Total assets	$164,912	$165,085

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$32,822	$39,725
Deferred revenue	268	662
Income taxes payable	—	787
Due to member	1,137	1,775
Other current liabilities	7	5
Total current liabilities	34,234	42,954
Due to member	15,096	15,096
Other liabilities	32	34
Total liabilities	49,362	58,084
Commitments and contingencies
Stockholders’ equity:
Class A common stock (par value $0.001 per share, 100,000,000 shares authorized; 12,915,760 and 12,731,758 shares issued as of March 31, 2018 and December 31, 2017, respectively; 12,533,874 and 12,350,981 shares outstanding as of March 31, 2018 and December 31, 2017, respectively)	13	13
Class B common stock (par value $0.001 per share, 20,000,000 shares authorized; 3,841,667 shares issued and outstanding as of March 31, 2018 and December 31, 2017)	4	4
Preferred stock (par value $0.001 per share, 5,000,000 shares authorized; no shares issued and outstanding as of March 31, 2018 and December 31, 2017)	—	—
Additional paid-in capital	74,594	71,770
Treasury stock, at cost (381,886 and 380,777 shares as of March 31, 2018 and December 31, 2017, respectively)	(6,923)	(6,887)
Retained earnings	23,451	19,305
Total Health Insurance Innovations, Inc. stockholders’ equity	91,139	84,205
Noncontrolling interests	24,411	22,796
Total stockholders’ equity	115,550	107,001
Total liabilities and stockholders’ equity	$164,912	$165,085

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Statements of Income (unaudited)

($ in thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2017
Revenues (premium equivalents of $104,976 and $90,940 for the three months ended March 31, 2018 and 2017, respectively)	$67,750	$55,868
Operating expenses:
Third-party commissions	41,212	31,435
Credit card and ACH fees	1,377	1,183
Selling, general and administrative	16,213	15,257
Depreciation and amortization	1,165	938
Total operating expenses	59,967	48,813
Income from operations	7,783	7,055

Other (income) expense:
Interest income	(26)	(1)
Other expense	28	3
Net income before income taxes	7,781	7,053
Provision (benefit) for income taxes	1,796	(1,469)
Net income	5,985	8,522
Net income attributable to noncontrolling interests	1,839	2,688
Net income attributable to Health Insurance Innovations, Inc.	$4,146	$5,834

Per share data:
Net income per share attributable to Health Insurance Innovations, Inc.
Basic	$0.36	$0.66
Diluted	$0.33	$0.58
Weighted average Class A common shares outstanding
Basic	11,589,777	8,892,239
Diluted	12,658,277	10,051,369

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Statements of Cash Flows (unaudited)

($ in thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2017
Operating activities:
Net income	$5,985	$8,522
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	2,633	821
Depreciation and amortization	1,165	938
Deferred income taxes	262	309
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable, prepaid expenses and other assets	261	(844)
Decrease in advanced commissions	1,473	1,287
Increase in income taxes receivable	(633)	(1,645)
Decrease in income taxes payable	(787)	(2,121)
Increase in accounts payable, accrued expenses and other liabilities	(6,903)	(677)
(Decrease) increase in deferred revenue	(394)	46
Net cash provided by operating activities	3,062	6,636
Investing activities:
Capitalized internal-use software and website development costs	(570)	(669)
Purchases of property and equipment	(113)	(14)
Net cash used in investing activities	(683)	(683)
Financing activities:
Payments for noncompete obligation	—	(48)
Class A common stock withheld in treasury from restricted share vesting	(36)	(185)
Issuances of Class A common stock under equity compensation plans	3	9
Distributions to member	(862)	(1,197)
Net cash used in financing activities	(895)	(1,421)
Net increase in cash and cash equivalents, and restricted cash	1,484	4,532
Cash and cash equivalents, and restricted cash at beginning of period	55,827	25,370
Cash and cash equivalents, and restricted cash at end of period	$57,311	$29,902

Supplemental cash flow information:
Cash paid during the period for:
Income taxes, net	$2,969	$1,986
Interest	1	4
Non-cash investing activities:
Capitalized stock-based compensation	$188	$—
Non-cash financing activities:
Change in due to member related to Exchange Agreement	$—	$18,619
Change in deferred tax asset related to Exchange Agreement	—	(20,732)
Issuance of Class A common stock in a private offering related to Exchange Agreement	—	16,484
Exchange of Class B membership interests related to Exchange Agreement	—	(14,371)
Declared but unpaid distribution to member of Health Plan Intermediaries, LLC	—	2,695

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Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited)

($ in thousands)

	Three Months Ended March 31,
	2018	2017
Net income	$5,985	$8,522
Interest income	(26)	(1)
Depreciation and amortization	1,165	938
Provision (benefit) for income taxes	1,796	(1,469)
EBITDA (1)	8,920	7,990
Non-cash stock-based compensation	2,633	821
Transaction costs	56	306
Severance, restructuring and other charges	287	533
Adjusted EBITDA (2)	$11,896	$9,650

Reconciliation of Net Income to Adjusted Net Income per Share

(unaudited)

($ in thousands except per share data)

	Three Months Ended March 31,
	2018	2017
Net income	$5,985	$8,522
Interest income	(26)	(1)
Amortization	464	511
Provision (benefit) for income taxes	1,796	(1,469)
Non-cash stock-based compensation	2,633	821
Transaction costs	56	306
Severance, restructuring and other charges	287	533
Adjusted pre-tax income	11,195	9,223
Pro forma income taxes	(2,687)	(3,505)
Adjusted net income (3)	$8,508	$5,718
Total weighted average diluted share count	16,500	16,093
Adjusted net income per share (4)	$0.52	$0.36

(1)	EBITDA is defined as net income before interest expense, income taxes and depreciation and amortization. We have included EBITDA in this report because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our business. However, EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Other companies may calculate EBITDA differently than we do. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

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(2)	To calculate adjusted EBITDA, we calculate EBITDA, which is then further adjusted for non-cash items such as stock-based compensation and items that are not part of regular operating activities, including tax receivable adjustments, severance, restructuring, and acquisition costs. Adjusted EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with GAAP. We have presented adjusted EBITDA because we consider it an important supplemental measure of our performance and believe that it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate adjusted EBITDA differently than we do. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

(3)	To calculate adjusted net income, we calculate net income then add back amortization (but not depreciation), interest, tax expense, non-cash items such as non-cash stock-based compensation and other items that are not part of regular operating activities, including, tax receivable adjustments, severance, restructuring, and acquisition costs. From adjusted pre-tax net income we apply a pro-forma tax expense calculated at an assumed rate of 24% and 38% for the first quarter in 2018 and 2017, respectively. We believe that when measuring Company and executive performance against the adjusted net income measure, applying a pro forma tax rate better reflects the performance of the Company without regard to the Company’s organizational tax structure. We have included adjusted net income in this report because it is a key performance measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors and other interested parties in their evaluation of our company. Other companies may calculate this measure differently than we do. Adjusted net income has limitations as an analytical tool, and you should not consider it in isolation or substitution for earnings per share as reported under GAAP.

(4)	Adjusted net income per share is computed by dividing adjusted net income by the total number of diluted Class A and Class B shares of our common stock for each period. We have included adjusted net income per share in this report because it is a key measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate this measure differently than we do. Adjusted net income per share has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for earnings per share as reported under GAAP.

Reconciliation of Premium Equivalents to Revenues

(unaudited)

($ in thousands)

	Three Months Ended March 31,
	2018	2017
Premium equivalents (1)	$104,976	$90,940
Less risk premium	35,546	33,541
Less amounts earned by third party obligors	1,680	1,531
Revenues	$67,750	$55,868

(1)	Premium equivalents is defined as our total collections, including the combination of premiums, fees for discount benefit plans, enrollment fees, and third-party commissions and referral fees. All amounts not paid out as risk premium to carriers or paid out to other third-party obligors are considered to be revenues for financial reporting purposes. We have included premium equivalents in this report because it is a key measure used by our management to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the inclusion of premium equivalents can provide a useful measure for period-to-period comparisons of our business. This financial measurement is considered a non-GAAP financial measure and is not recognized under generally accepted accounting principles in the United States of America (“GAAP”) and should not be used as, and is not an alternative to, revenues as a measure of our operating performance.

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Summary of Selected Metrics

(unaudited)

($ in thousands)

	Submitted Applications during the Three Months Ended March 31,
	2018	2017	Change
IFP	92,000	117,100	(21.4)%
Supplemental products	64,700	88,300	(26.7)%
Total	156,700	205,400	(23.7)%

	Policies in Force Three Months Ended March 31,
	2018	2017	Change
IFP	192,300	173,700	10.7%
Supplemental products	190,900	171,300	11.4%
Total	383,200	345,000	11.1%

	Submitted IFP Applications by Channel
	Q1’17	Q2’17	Q3’17	Q4’17	Q1’18
eCommerce	31,800	13,500	20,600	27,200	18,900
All Others	85,300	82,400	72,500	98,600	73,100
Total	117,100	95,900	93,100	125,800	92,000

	Core SG&A as a Percentage of Revenue
	Q1’17	Q2’17	Q3’17	Q4’17	Q1’18
Total SG&A	$15,257	$14,697	$15,503	$18,989	$16,213
Less: Stock-based compensation	821	934	2,682	2,967	2,633
Less (add): Transaction costs	306	450	5	(16)	56
Less: Severance, restructuring and other charges	533	363	238	672	287
Less: Marketing and Advertising	3,787	1,800	2,249	3,657	2,232
Core SG&A (1)	$9,810	$11,150	$10,329	$11,709	$11,005
% of Revenue	17.6%	18.0%	16.3%	16.8%	16.2%

(1)	Core SG&A is defined as total SG&A adjusted for stock-based compensation, transaction costs, severance, restructuring and other costs, and marketing leads and advertising expense.

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Contacts:

Health Insurance Innovations, Inc.:

Michael Hershberger

Chief Financial Officer

(813) 397-1187

mhershberger@hiiquote.com

Investor Contact:

John Evans

PIR Communications

(415) 309-0230

IR@hiiquote.com

Media Contact for AgileHealthInsurance.com & HealthPocket.com:

Kevin McVicker

Kmvicker@sbpublicaffairs.com

Media Contact for HealthPocket.com:

Cassandre Durocher

Cdurocher@sbpublicaffairs.com

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